SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
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                                    FORM 8-A
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                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                           SHORE FINANCIAL CORPORATION
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             (Exact name of registrant as specified in its charter)


               Virginia                               54-1873994
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)

25253 Lankford Highway
Onley, Virginia                                                 23418
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(Address of principal executive offices)                      (Zip code)

If  this  Form  relates  to the  registration  of a        If this Form  relates  to the  registration  of a
class  of debt  securities  and is  effective  upon        class  of  debt   securities  and  is  to  become
filing  pursuant  to  General   Instruction A(c)(1)        effective  simultaneously  with the effectiveness
please check the following box.                            of a concurrent  registration statement under the
                                 [      ]                  Securities   Act  of  1933  pursuant  to  General
                                                           Instruction A(c)(2)  please  check the  following
                                                           box.
                                                                   [   ]

     Securities to be registered pursuant to Section 12(b) of the Act: None

        Securities to be registered pursuant to Section 12(g) of the Act:

                     Common Stock, par value $0.33 per share
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                                (Title of class)

Item 1.       Description of Registrant's Securities to be Registered

         See "Certain Effects of the Reorganization -- Comparison in the Rights of Stockholders" in the Proxy Statement/Prospectus included in the Registration Statement on Form S-4 (File No. 333-35589) filed by SB Bankshares Corporation
(the "Company") on September 15, 1997, which is hereby incorporated by reference. Please be advised that since the date of that filing the Company has changed its corporate name to "Shore Financial Corporation." The final Proxy Statement/Prospectus contained in that Registration Statement was filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, on October 28, 1997.

Item 2.       Exhibits

1.            Form of common stock certificate of Shore Financial Corporation.

2(a) Articles of Incorporation of Shore Financial Corporation, as amended.

2(b) Bylaws of Shore Financial Corporation -- see Exhibit No. 3.2 to the Registration Statement on Form S-4 filed by the Company, which is incorporated by reference herein.













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


                                    SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                    SHORE FINANCIAL CORPORATION


Date:  February 27, 1998            By:   /s/ Steven M. Belote
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                                      Steven M. Belote
                                      Vice President and Chief Financial Officer



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